UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No. 1 on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K of Cedar Fair, L.P. ("the Partnership"), as initially filed with the Securities and Exchange Commission on June 7, 2017 (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Partnership's annual meeting of unitholders held on June 7, 2017 (the "2017 Annual Meeting"). The purpose of this Amendment is to disclose the Partnership's decision regarding how frequently it will conduct future unitholder advisory votes to approve the compensation of the Partnership's named executive officers ("say-on-pay"). No other changes have been made to the Original Form 8-K.
ITEM 5.07 Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2017 Annual Meeting, 31,510,223 units voted for one year, 612,391 units voted for two years, 834,494 units voted for three years, 299,401 units abstained, and there were 22,979,137 broker non-votes. In light of the results of the advisory vote on the frequency of say-on-pay votes, the Partnership's Board of Directors determined the Partnership will continue to hold an advisory say-on-pay vote annually until the occurrence of the next advisory vote on the frequency of say-on-pay votes. The next advisory vote regarding the frequency of say-on-pay votes is expected to occur at the Partnership's annual meeting of unitholders in 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

Date: September 27, 2017	By:	/s/ Brian C. Witherow
Brian C. Witherow Executive Vice President and Chief Financial Officer